Exhibit 31.3
CERTIFICATIONS
I, Rodney D. Dir, certify that:
1. I have reviewed this Amended Annual Report on Form 10-K/A of NTELOS HOLDINGS CORP.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: April 30, 2015

By:	/s/ Rodney D. Dir
Rodney D. Dir
Chief Executive Officer and President